UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2017

BAR HARBOR BANKSHARES

(Exact name of registrant as specified in its charter)

Maine (State or other jurisdiction of incorporation)	001-13349 (Commission File Number)	01-0393663 (IRS Employer Identification No.)

P.O. Box 400, 82 Main Street, Bar Harbor, ME (Address of principal executive offices)	04609-0400 (Zip code)

Registrant’s telephone number, including area code:  (207) 288-3314

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.	Page 3

Signatures	Page 5

Item 5.02.

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)  Compensatory Arrangements for Certain Officers.

The Board of Directors  of Bar Harbor Bankshares (the “Company”), upon the recommendation of the Company’s Compensation Committee, which, among other things, reviews and approves incentive plans for its executive officers, approved the 2017  Annual Incentive Plan for senior management members to be effective upon the close of business January 13, 2017.  The  Annual Incentive Plan (the “Plan”) and designated target awards for fiscal year 2017 (calculated as a percentage of base salary) includes certain executive officers of the Company and its wholly owned first tier bank and second tier trust company subsidiaries, including the Company’s named executive officers.

The Plan focuses on rewards for the achievement of specific goals that the Company believes are critical to the growth and profitability of the Company. The principal objectives of the plan are to:

•

Focus executive attention on key business metrics;

•

Align compensation with organizational and individual performance;

•

Encourage teamwork and collaboration across all areas of the Company to drive improved business results;

•

Motivate and reward the achievement of specific, measurable performance objectives;

•

Provide competitive total cash compensation;

•

Provide significant rewards for achieving and exceeding performance results; and

•

Enable the Company to attract and retain the talent needed to drive success.

In order for the Plan to activate and any payments to be made, the Company must achieve a set net income trigger. The performance period and Plan operate on a calendar year basis (January 1st to December 31st).

The table below summarizes the incentive ranges for the 2017 year as a percentage of base salary payout for the Company’s five named executive officers.

2017 Short-Term Incentive Targets	Below Threshold	Threshold (50% of Target)	Target (100%)	Stretch (150%) of Target
Curtis S. Simard, President and CEO	0%	19.00%	38.00%	57.00%
Josephine Iannelli Executive Vice President and CFO	0%	14.00%	28.00%	42.00%
Richard B. Maltz, Executive Vice President and Chief Operating Officer	0%	14.00%	28.00%	42.00%
William J. McIver Executive Vice President and Regional President	0%	14.00%	28.00%	42.00%
Stephen M. Leackfeldt, Executive Vice President, Retail Banking	0%	12.50%	25.00%	37.50%

Plan team performance goals are based on net income, efficiency ratio, asset quality measurements, and strategic initiatives.  Each individual will fund the distribution pool based on achievement and their percentage of pay detailed in the table above.

Sixty percent of an executive’s achievement percentage will be distributed to the executive.   The remaining forty percent will be used to fund a team pool to be distributed to plan participants at the discretion of the Compensation Committee.  If an executive’s Target percent in the table is twenty-five percent  and Target is achieved, then fifteen percent (representing 60%) will be paid to the executive and the remaining ten percent (representing 40%) will fund a team pool to be distributed based on the Compensation Committee’s discretion.

The Company has developed the Plan based on existing business, market and economic conditions.  If substantial changes occur that affect these conditions, the Company may add to, amend, modify or discontinue any of the terms or conditions of the Plan at any time.  The Compensation Committee may, at its sole discretion, waive, change or amend the Plan, as it deems appropriate.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAR HARBOR BANKSHARES (Registrant)

By:	/s/Marsha C. Sawyer
Name: Marsha C. Sawyer
Title: Corporate Clerk

Date:  January 18, 2017